UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2015

CHENIERE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 16, 2015, Cheniere CCH HoldCo II, LLC (the “Issuer”), a wholly owned direct subsidiary of Cheniere Energy, Inc. (“Cheniere”), entered into a Note Purchase Agreement (the “Note Purchase Agreement”) by and among the Issuer, Cheniere (solely for purposes of acknowledging and agreeing to Section 9 thereof), EIG Management Company, LLC, as administrative agent (the “Agent”), The Bank of New York Mellon, as collateral agent (the “Collateral Agent”), and the note purchasers named therein (the “Note Purchasers”). Under the Note Purchase Agreement, the Note Purchasers agreed to acquire $1.5 billion aggregate principal amount of the Issuer’s convertible notes (the “Notes”) at a purchase price equal to 100% of the principal amount. Subject to the terms and conditions summarized below and described more fully in the Note Purchase Agreement attached hereto as Exhibit 10.1, the Notes may be converted into shares of the common stock of Cheniere, par value $0.003 per share (the “Cheniere Common Stock”).

The Issuer is an intermediate holding company and the holder of 100% of the equity interests in Cheniere CCH HoldCo I, LLC (“CCH Direct Parent”), the direct parent of Cheniere Corpus Christi Holdings, LLC (“CCH”). CCH owns 100% of the equity interests in Corpus Christi Liquefaction, LLC, Cheniere Corpus Christi Pipeline, L.P. and Corpus Christi Pipeline GP, LLC (together with CCH, collectively, the “Project Entities”) that will own the natural gas liquefaction and export facility and related infrastructure being developed by the Project Entities near Corpus Christi, Texas and the pipeline being developed by the Project Entities that will connect the facility with several inter- and intrastate natural gas pipelines (together, the “Corpus Christi Liquefaction Project”). Exhibit 99.1 presents the organizational structure of Cheniere, the Issuer, CCH Direct Parent and the Project Entities. This organizational chart is provided for illustrative purposes only and is not, and does not purport to be, a complete organizational chart of Cheniere and its subsidiaries.

The Notes will be issued in a single issuance on the closing date (the “Closing Date”), which will occur immediately following the closing of the senior debt project financing for the Corpus Christi Liquefaction Project. The proceeds of the Notes will be used to partially fund the project costs of the Corpus Christi Liquefaction Project and for the payment of fees and expenses in respect of the transaction contemplated by the Note Purchase Agreement. The Note Purchase Agreement may be terminated by the Agent or the Issuer if the Closing Date has not occurred by June 30, 2015.

Maturity

The Notes will mature on the tenth anniversary of the Closing Date.

Interest

The Notes will accrue interest at the rate of 11% per annum, payable quarterly in arrears. Prior to the substantial completion of the third liquefaction train of the Corpus Christi Liquefaction Project (the “Commercial Operation Date”), interest on the Notes will be paid entirely in kind. Following the Commercial Operation Date, interest must be paid in cash in an amount equal to the lesser of (i) the interest due and (ii) the sum of cash on hand at the Issuer and a measure of excess cash flow of the Project Entities. If (ii) is less than (i), the difference may be paid in kind.

Security

The Notes will be secured by a pledge by Cheniere of 100% of the equity interests in the Issuer, and a pledge by the Issuer of 100% of the equity interests in CCH Direct Parent. In addition, the Notes will be secured by a security interest in the account into which all distributions from CCH Direct Parent to the Issuer must be deposited.

Conditions to Closing

Conditions to the Note Purchasers’ obligation to purchase the Notes include that:

•	Cheniere must have contributed to the Issuer cash in an amount that, together with the proceeds of the Notes, will permit the Issuer to contribute the initial required amount of project equity to CCH.

•	The closing of the senior debt project financing for the Corpus Christi Liquefaction Project must have occurred.

•	Other customary conditions precedent must be satisfied, including perfection of security interests, delivery of certificates and opinions and payment of fees.

Conversion

Prior to the business day immediately preceding the ninth anniversary of the Closing Date, the Notes may be converted into Cheniere Common Stock (a “Conversion”):

•	At the option of the Issuer, at any time on or after the Commercial Operation Date, so long as no event of default has occurred and is continuing, at a price per share equal to the lower of (x) a 10% discount to the average of the daily volume-weighted average price (“VWAP”) of the Cheniere Common Stock, for the 90 trading-day period preceding the date on which notice of Conversion is provided and (y) a 10% discount to the closing price of Cheniere Common Stock on the trading day prior to the date on which notice of Conversion is provided; and

•	At the option of the holders of the Notes, at any time on or after the six-month anniversary of the Commercial Operation Date, at a price per share equal to the average of the daily VWAP of Cheniere Common Stock for the 90 trading-day period preceding the date on which notice of Conversion is provided.

Conversions are subject to various limitations and conditions, including:

•	A minimum aggregate principal amount of $250 million of Notes must be converted in each Conversion;

•	Each of the initial Conversion at the option of the Issuer and the initial conversion at the option of the holders of the Notes may not exceed 50% of the aggregate principal amount of the Notes then outstanding;

•	The aggregate number of shares of Cheniere Common Stock issued in all Conversions may not exceed 47,108,466 shares, representing 19.9% of the issued and outstanding shares of Cheniere Common Stock as of January 12, 2015, subject to adjustment in the event of a stock split or reverse stock split;

•	The total market capitalization of Cheniere may not be less than $13.7 billion immediately prior to a Conversion;

•	No prior Conversion could have occurred during the preceding 90 trading days; and

•	Limitations on the ability of the Issuer to effect a Conversion if the Conversion would cause a holder of the Notes that is a fund, account or company managed by EIG Management Company, LLC (“EIG”) or its controlled affiliates (such holder, an “EIG Note Holder”), together with any of such holder’s affiliates, to own, in the aggregate, 10% or more of the outstanding Cheniere Common Stock.

In general, the Notes may not be converted if there are any dilutive events (other than regularly scheduled cash dividends) during the 90 trading days during which the 90-day VWAP for any Conversion is determined, and there is an anti-dilution adjustment for (i) regularly scheduled cash dividends between the date on which the conversion price is fixed and the delivery of shares of Cheniere Common Stock subject to the Conversion, as well as for (ii) any regularly scheduled cash dividend occurring during the 90 trading days in which the 90-day VWAP for any Conversion is determined, if such dividend is materially different in size from the previous regularly scheduled dividend. However, the holders of the Notes may elect to convert their Notes even if otherwise preclusive dilutive events have occurred during the 90-day VWAP period, in which case there would be anti-dilution adjustments to the conversion price for any such events.

On the Closing Date, Cheniere, the Issuer and Agent, on behalf of the holders of the Notes, will enter into a registration rights agreement that will require Cheniere to file a resale shelf registration statement and provide demand and piggyback registration rights and the right to conduct underwritten offerings with respect to shares of Cheniere Common Stock delivered upon Conversions.

General

The Note Purchase Agreement contains:

•	Optional redemption provisions;

•	Mandatory redemption provisions in the case of a change of control of Cheniere or the Issuer, the Issuer’s receipt of debt-financed distributions from the Project Entities or cash proceeds from asset sales by CCH Direct Parent or the Project Entities, the sale or contribution of CCH Direct Parent or the Project Entities to Cheniere Energy Partners, L.P., or the initial public offering of any of the Project Entities;

•	Customary representations and warranties;

•	Customary affirmative covenants addressing, among other matters, payments of obligations, maintenance of existence and security obligations, reporting, use of proceeds, and compliance with law;

•	Customary negative covenants applicable to (i) the Issuer and CCH Direct Parent addressing, among other matters, limitations on mergers, sales of all or substantially all of their assets, restricted payments, liens and incurrence of indebtedness and (ii) the Project Entities addressing mergers, sales of all or substantially all of their assets and changes in their lines of business;

•	Certain events of default upon which the holders of the Notes may accelerate the Notes, including for failure to make required payments, failure to comply with covenants (subject, in certain cases, to cure periods), certain bankruptcy-related events, and certain other events; and

•	Customary indemnification obligations of the Issuer.

For so long as Notes in an aggregate principal amount of at least $500 million are outstanding, EIG will be entitled to appoint a non-voting observer to the board of directors or managers of CCH.

If the EIG Note Holders together have acquired more than 10% of the outstanding shares of Cheniere Common Stock through Conversions, and for so long as such shares represent 5% or more of the outstanding shares of Cheniere Common Stock, EIG will be entitled to appoint one member to the board of directors of Cheniere.

The foregoing description is qualified in its entirety by reference to the Note Purchase Agreement, which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 7.01. Regulation FD Disclosure.

A copy of the press release relating to the Note Purchase Agreement is attached as Exhibit 99.2 hereto and is incorporated herein by reference. Information included on Cheniere’s website is not incorporated herein by reference.

The information included in this Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

Exhibit Number

10.1*	Note Purchase Agreement, dated as of January 16, 2015, by and among the Issuer, Cheniere (solely for purposes of acknowledging and agreeing to Section 9 thereof), EIG Management Company, LLC, as administrative agent, The Bank of New York Mellon, as collateral agent, and the note purchasers named therein.

99.1*	Organizational Chart.

99.2+	Press Release, dated January 16, 2015.

*	Filed herewith.
+	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: January 16, 2015	By:	/s/ Michael J. Wortley
	Name:	Michael J. Wortley
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number

10.1*	Note Purchase Agreement, dated as of January 16, 2015, by and among the Issuer, Cheniere (solely for purposes of acknowledging and agreeing to Section 9 thereof), EIG Management Company, LLC, as administrative agent, The Bank of New York Mellon, as collateral agent, and the note purchasers named therein.

99.1*	Organizational Chart.

99.2+	Press Release, dated January 16, 2015.

*	Filed herewith.
+	Furnished herewith.